UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2020

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐

Kilroy Realty, L.P.:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) are parties to an Employment Agreement, as amended and restated as of December 31, 2015, with Jeffrey C. Hawken, the Executive Vice President and Chief Operating Officer of the Company and the Operating Partnership (the “Employment Agreement”). In February 2019, the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors approved an amendment to the Employment Agreement to extend its term through March 1, 2020. On January 31, 2020, the Committee approved a further extension of the term of the Employment Agreement by one year through March 1, 2021. Except for this extension of the term, the Employment Agreement continues in effect on its existing terms, and Mr. Hawken’s base salary level, and annual target level of cash and equity incentives (as a percentage of base salary), under the Employment Agreement have not changed from the levels currently in effect.

Item 8.01    Other Events

The Committee of the Company’s Board of Directors made the following determinations with respect to the structure of the Company’s 2020 executive compensation program:

•	Short-Term Incentives (Annual Cash Bonuses)

◦
The Committee simplified the number of metrics to be used in evaluating 2020 performance to promote a focused alignment of financial goals with Company strategy, with goal weightings to vary between the executive officers based on each executive’s area of responsibility

◦
An ESG-focused category was included in the 2020 metrics with goals including establishment of carbon-neutral operations by the end of 2020, achievement of LEED certifications on new development, annual progress on human capital initiatives (including employee engagement, talent development and diversity), and implementation and efficacy of in-season and off-season stockholder outreach

•	Long-Term Incentives (Annual Equity Awards)

◦
100% of the equity awards granted to the CEO in 2020 included performance-based vesting conditions and 75% of the 2020 equity awards for other members of executive management included performance-based vesting conditions

◦
For the portion of the 2020 equity awards subject to performance-based vesting conditions, to further emphasize performance, the modifiers for above- or below-target relative total shareholder return (TSR) and debt to EBITDA ratio performance for the three-year performance period (2020-2022) were adjusted (when compared to the Company’s annual equity awards granted in 2019) so that the maximum performance modifier with respect to the portion of the awards corresponding to each of these measures is 150% (175% for the CEO’s award) of the target level, and the modifier for attaining the threshold level of performance was reduced to 50% (25% for the CEO’s award) of the target level

Additionally, the Committee has confirmed that there is no current intent to provide any one-time special equity grants to the existing management team in the course of the Company’s ordinary operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: February 6, 2020

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: February 6, 2020

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller